EXCLUSIVE DISTRIBUTOR AGREEMENT/COLUMBIA
                                     BETWEEN
                                 AL PACIFIC CAL
                                 AND THE COMPANY
                             EFFECTIVE MARCH 1, 1996
February 23, 1996


Mr. Ivan Valverde
Al Pacific Cali
Calle 5o  No. 24A152                                  EXCLUSIVE DISTRIBUTOR
Oficina 512                                           AGREEMENT/COLUMBIA
Calle-Valle, Columbia                                 EFFECTIVE DATE 3/1/96

Dear Ivan:

This letter will serve as an agreement between TF Purifiner, Inc. and Al Pacific Cali. Al Pacific Cali will serve as distributor of TF Purifiner Units, Filters and related accessories for a period of one year in the country of Columbia. During this period, Al Pacific Cali will purchase NOT LESS THAN $20,000.00 of product, per quarter, for a total of $80,000.00 for this one year period. Should the minimum quarterly purchase requirements not be met, on time, by Al Pacific Cali, this agreement will be terminated.

On February 1, 1997, TF Purifiner, Inc. and Al Pacific Cali will negotiate an additional three year contract for the country of Columbia and establish minimum quarterly purchases to be determined by TF Purifiner, Inc.

Sincerely,

/s/ Richard C. Ford
---------------------
Richard C. Ford
President

RCF/kk

Accepted and Agreed:


  /s/ Richard C. Ford                       /s/ Ivan Valverde
------------------------------------      --------------------------------------
Richard C. Ford for                       Ivan Valverde for
TF Purifiner, Inc.                        Al Pacific Cali

        2-23-96                                  2-23-96
------------------------------------      --------------------------------------
Date                                      Date